Amended pursuant to Rule 6-1(1)(a) this 13th day of September, 2011.

NO. VLC-S-S-113884
VANCOUVER REGISTRY
Original Filed: 13 July 2011

IN THE SUPREME COURT OF BRITISH COLUMBIA

BETWEEN:

RAHIM JIVRAJ

PLAINTIFF

AND:

MERCER GOLD CORPORATION

DEFENDANT

AMENDED COUNTERCLAIM

Filed by: The Defendant, Mercer Gold Corporation ("Mercer Gold")

To: The Plaintiff, Rahim Jivraj

This action has been brought by the plaintiff against the defendant for the relief as set out in the notice of civil claim filed in this action.

TAKE NOTICE that the defendant, Mercer Gold Corporation, claims against you for the relief set out in Part 2 below.

IF YOU INTEND TO RESPOND to the claim made against you in this counterclaim, or if you have a set-off or counterclaim that you wish to have taken into account at the trial, YOU MUST FILE a response to counterclaim in Form 4 in the above-named registry of this court within the time for response to counterclaim described below and SERVE a copy of the filed response to counterclaim on the address for service of the defendant(s) bringing this counterclaim.

YOU OR YOUR LAWYER may file the response to counterclaim.

JUDGMENT MAY BE PRONOUNCED AGAINST YOU IF YOU FAIL to file the response to counterclaim within the time for response to counterclaim described below.

Time for response to counterclaim

A response to counterclaim must be filed and served on the defendant(s) bringing this counterclaim,

(a) if you reside anywhere in Canada, within 21 days after the date on which a copy of the filed counterclaim was served on you,

(b) if you reside in the United States of America, within 35 days after the date on which a copy of the filed counterclaim was served on you,

(c) if you reside elsewhere, within 49 days after the date on which a copy of the filed counterclaim was served on you, or

(d) if the time for response to counterclaim has been set by order of the court, within that time.

CLAIM OF THE DEFENDANT BRINGING THE COUNTERCLAIM

Part 1: STATEMENT OF FACTS

1. Mercer Gold adopts the facts and allegations as set out in the Response to Civil Claim filed herein.

2. Prior to April 16, 2010, the plaintiff and defendant by way of counterclaim, Rahim Jivraj ("Jivraj"), was the President of a British Columbia corporation known as Mercer Gold Corp. (hereinafter "Mercer BC"), which is not affiliated with the plaintiff by way of counterclaim. Mercer BC is a private corporation, which Jivraj caused to be formed for the purpose of entering into an option agreement to purchase the Guayabales Gold Project (the "Property") located in Columbia.

3. By agreement dated March 4, 2010 (the "Mercer BC Agreement"), Jivraj caused Mercer BC to execute an option agreement with Comunidad Minera Guayabales ("Comunidad") a Columbian entity which held legal title to the mining concession license relating to the Property. Pursuant to the Mercer BC Agreement, Mercer BC obtained an option to purchase Comunidad's interest in the Property upon completion of 17 payments totalling US $4 million due between March 4, 2010 and July 14, 2015 (the "Comunidad Payments").

4. Pursuant to the Mercer BC Agreement, Mercer BC made only the first of the 17 required Comunidad Payments, in the amount of $20,000. Mercer BC lacked the financial ability to fulfil its financial obligations under the Mercer BC Agreement.

5. Thereafter, Jivraj approached Mercer Gold, which at that time was called Uranium International Corp., and proposed that Mercer Gold take over Mercer BC's interests in the Property. On April 3, 2009, Mercer BC and Mercer Gold entered into a Letter of Intent for Mercer Gold to acquire a 100% interest in the Property by way of a formal option agreement on terms to be agreed.

6. Following discussions with Jivraj, Mercer Gold agreed to change its name from Uranium International Corp. to Mercer Gold Corp., for the purpose of seamlessly transitioning control of the Property from Mercer BC to Mercer Gold.

7. In the discussions between Mercer Gold and Mercer BC, it was agreed that, following completion of a formal option agreement, Jivraj would resign as the President and director of Mercer BC and would become the President and a director of Mercer Gold. Jivraj represented to Mercer Gold that he would cease to have any interest in Mercer BC, in order to avoid any potential conflict between his duty to Mercer Gold and his interest in Mercer BC.

8. On April 13, 2010, Mercer BC and Mercer Gold entered into the "Mineral Assets Option Agreement" dated April 13, 2010 (the "Option Agreement") by which Mercer Gold obtained an option to purchase the Property. Jivraj signed the Option Agreement on behalf of Mercer BC.

9. Pursuant to the Option Agreement, Mercer Gold was required to pay to Mercer BC the sum of U.S. $200,000. Mercer Gold made this payment, and Jivraj caused the funds to be directed to himself or to immediate friends and family within his control.

10. Pursuant to the Option Agreement, Mercer Gold was required to issue to Mercer BC, or "to such persons as the Optionor may direct", 10 million shares in Mercer Gold at a deemed issuance price of U.S. $0.50 per option share. Jivraj directed 4 million shares to himself.

11. Thereafter, and pursuant to the Option Agreement, Mercer Gold commenced making the Comunidad Payments required under the Mercer BC Agreement.

12. On April 16, 2010, Jivraj became the Chief Executive Officer and President of Mercer Gold. He represented to Mercer Gold that he had severed all of his ties to Mercer BC, consistent with his role as a director of Mercer Gold.

13. Jivraj owed to Mercer Gold a duty of loyalty and good faith and a duty to avoid all conflicts of duty and self-interest.

14. Jivraj owed to Mercer Gold a duty, both in contract and in tort, to exercise reasonable care to protect the interests of Mercer Gold.

15. In breach of fiduciary duty, Jivraj engaged in the following conduct:

(a) he acted at all material times in a conflict of interest, by reason of his continuing interest in Mercer BC;

(b) he committed Mercer Gold to exploration expenditures in excess of its financing, and failed to halt the exploration program when it became reasonably apparent that Mercer Gold would be unable to fund ongoing expenditures.

16. Specifically, in the period from December 2010 to March 2011, Jivraj committed Mercer Gold to significant exploration expenses, at a time when his fundraising efforts had failed. Jivraj knew that Mercer Gold lacked the resources to pay for the exploration program. Jivraj did not advise the Board of Directors of the financial commitments he had made, or that Mercer Gold would soon be faced with substantial liabilities it would not be able to satisfy.

17. Jivraj's conduct constituted gross negligence.

18. While the President of Mercer Gold, and at a time when he was acting in a conflict of interest, Jivraj formed a plan (the "Plan") whereby:

(a) he would use funds raised by Mercer Gold, a public company, to conduct an exploration program and file required exploration reports to establish and enhance the value of the Property;

(b) he would take active steps to financially cripple Mercer Gold so that it would default under the Option Agreement;

(c) he would then assist Mercer BC to reacquire its interest in the Property and vend Mercer BC's interest in the Property to another party for new consideration.

19. Jivraj efforts in conceiving of and carrying out the elements of the Plan constituted a fraud on Mercer Gold. Specifically, Jivraj's intent was to deprive Mercer Gold of its benefit to the Property as provided for under the Option Agreement using fraudulent means, and to enrich himself through his continuing and undisclosed interest in Mercer BC.

20. By March 28, 2011, Jivraj could no longer conceal the fact that he had depleted Mercer Gold's funds and that Mercer Gold was not in a position to pay ongoing expenditures without further financing. On March 28, 2011, Jivraj resigned as President of Mercer Gold.

21. On May 6, 2011, Jivraj resigned from Mercer Gold's Board of Directors.

22. At the time of his resignations, the Property represented a mature business opportunity of Mercer Gold.

23. Jivraj's resignations were influenced by his belief that his conduct, as described above, had financially crippled Mercer Gold and that it would soon default on its financial obligations under the Option Agreement. His resignation was further influenced by his wish to advance the Plan, and to take advantage of any default in order to assist Mercer BC to reacquire its interest in the Property and thereafter vend the Property to a third party for new consideration. At this time, Jivraj continued to maintain a substantial personal interest in Mercer BC which he had not disclosed to Mercer Gold.

24. Following his resignations, Jivraj continued to owe to Mercer Gold a fiduciary duty not to appropriate or interfere with Mercer Gold's interests in the Property, or to assist any other party in doing so.

25. After his resignation, Jivraj became the President of Mercer BC.

The Default Letter and Termination Notice

26. On July 11, 2011, and in furtherance of the Plan, Jivraj caused Mercer BC to issue to Mercer Gold a document which purported to be a default notice under the Option Agreement (the "Default Letter"). The Default Letter contained spurious allegations of default. It referred to confidential information regarding Mercer Gold's business and operations, which Jivraj obtained in his prior capacity as President of Mercer Gold. It also contained allegations of default which pertained to Jivraj's conduct while the President of Mercer Gold.

27. Jivraj caused his father, Amir Jivraj, to sign the letter. However, Jivraj was the author of the Default Letter.

28. In causing Mercer BC to send the Default Letter, Jivraj acted in a conflict of interest, and breached his continuing fiduciary duty to Mercer Gold. His conduct constitutes an attempt to interfere with Mercer Gold's economic and business interests utilizing fraudulent means.

29. On July 11, 2011, and at a time when he knew Mercer Gold would soon have to reply to the Default Letter and cure any alleged default in order to preserve its interest in the

Property, Jivraj contacted Mercer Gold's exploration geologist in Columbia. Jivraj made this request in writing to Mercer Gold's consultant, who would be responsible for delivering a payment cheque to a third party service supplier:

> [7/6/2011 2:51:10 PM] Rahim Jivraj: can i (sic) ask you to help me default Mercer out once they make the option payment?
>
> ...
>
> [7/6/2011 2:53:47 PM] Rahim Jivraj: because I can turn around and sell this to Don East perhaps or bring in a partner.
>
> ...
>
> [7/11/2011 8:11:07 AM] Rahim Jivraj: I don't want HJ to get paid. Can you ensure that doesn't happen? If he doesn't, he doesn't file the report, then I can default Mercer.

30. Jivraj's communications and request – that Mercer Gold's geologist take steps to ensure a third party service provider not receive payment in order to trigger a default under the Option Agreement – constituted an effort, in furtherance of the Plan, to trigger a default through fraudulent and dishonest conduct. His conduct constituted a breach of fiduciary duty.

31. In furtherance of the Plan, Jivraj has continued to engage in an ongoing pattern of harassing and threatening Mercer Gold's employees and consultants, all for the purpose of triggering a default on the part of Mercer Gold, and thereby assisting Mercer BC to reacquire its interest in the Property and then vend it to another party for new consideration. His conduct constitutes a breach of fiduciary duty.

32. On August 25, 2011, and in furtherance of the Plan, Jivraj caused Mercer BC to send a letter purporting to be notice terminating Mercer Gold's interests in the Property (the

"Termination Letter"). By causing Mercer BC to send the Termination Letter, Jivraj breached his continuing fiduciary duty owed to Mercer Gold.

33. The Termination Letter falsely asserted that the Option Agreement had been terminated.

34. By reason of Jivraj's conduct, Mercer Gold has suffered and will continue to suffer loss and damage.

The Website and Computer Systems

35. While he was President of Mercer Gold, Jivraj purchased the domain name "www.mercergoldcorp.com" for Mercer Gold (the "Website"). Jivraj paid for the Website utilizing a personal credit card, and then issued an expense report to Mercer Gold which included this expense. Mercer Gold duly indemnified him for the cost of the Website domain name registration, as requested.

36. Mercer Gold owns the Website.

37. Thereafter, Mercer Gold placed web pages on the Website, at its cost, to promote its business and operations. The Website is of considerable value to Mercer Gold because, when persons search "Mercer Gold Corp." in the Google search engine, it is the first search result which appears.

38. In August 2011, Jivraj engaged in the following conduct, utilizing his access to the codes pertaining to the Website:

(a) he took down Mercer Gold's web pages, without prior notice to Mercer Gold;

(b) he placed web pages promoting Mercer BC on the Website;

(c) he included in the Mercer BC web pages a statement that Mercer Gold's option in the Property had been terminated by Mercer BC;

(d) he attached a copy of the Termination Letter on the Website;

(e) he included in the Mercer BC web pages an email form, such that when investors believe they are sending email to Mercer Gold, it is received by Jivraj;

(f) he responded to emails intended for Mercer Gold by advising its potential investors and supporters that Mercer Gold's option in the Property had been terminated.

39. By transferring use of the Website from Mercer Gold to Mercer BC, Jivraj committed the tort of conversion.

40. By causing the Termination Letter to be posted on the Website, Jivraj slandered Mercer Gold's title to the Property.

41. At the time of his resignation as President of Mercer Gold, Jivraj maintained the company's computers and server. He used this control to lock down the computers, and to prevent Mercer Gold from obtaining access to data, emails and other documents proprietary to Mercer Gold.

42. Jivraj continues to receive emails intended for Mercer Gold, and to utilize this access for the benefit of Mercer BC, all for the purpose of facilitating his plan to usurp Mercer Gold's interest in the Property for the benefit of Mercer BC.

43. His conduct, as described above, constitutes a breach of fiduciary duty.

44. By reason of Jivraj's conduct, Mercer Gold has suffered and will continue to suffer loss and damage.

Part 2: RELIEF SOUGHT

1. Mercer Gold claims against Jivraj as follows:

(a) An order for disgorgement of all benefits Jivraj has received by reason of his being in any way connected to Mercer BC, including:

(i) a declaration that Jivraj holds his shares in Mercer BC on a constructive trust for Mercer Gold;

(ii) a mandatory injunction requiring Jivraj to transfer his shares in Mercer BC to Mercer Gold;

(iii) judgment in the amount of all payments made by Mercer BC to Jivraj while he was acting in a conflict of interest;

(b) Further, or in the alternative, an order for restitution of all benefits Jivraj has received from Mercer Gold, including:

(iv) a declaration that Jivraj holds his shares in Mercer Gold on a constructive trust for Mercer Gold;

(v) a mandatory injunction requiring Jivraj to transfer his shares in Mercer Gold to Mercer Gold for return to the treasury;

(vi) judgment in the amount of all payments made by Mercer Gold to Jivraj while he was acting in a conflict of interest;

(c) an accounting to facilitate the Orders of the Court;

(d) an interlocutory and/or permanent injunction enjoining Jivraj from dealing in any way with Mercer BC, Mercer Gold, Mercer Gold's employees, consultants and contractors, the Website and/or the Property;

(e) an interlocutory and/or permanent injunction requiring Jivraj to deliver up to Mercer Gold the following:

(i) all codes and other information required to enable Mercer Gold to access the Website;

(ii) all passwords required to access its computers and computer server;

(iii) copies of all emails sent to and/or intended for Mercer Gold which have been received by Jivraj through his control of the Website and email accounts, and all reply communications made thereto;

(f) damages for deceit, breach of contract, gross negligence, breach of fiduciary duty, interference with economic interests, conversion, slander of title, and defamation;

(g) aggravated damages;

(h) punitive damages;

(i) interest pursuant to the *Court Order Interest Act*, R.S.B.C. 1996, c. 79, and any amendments thereto;

(j) costs; and

(k) such further and other relief as this Honourable Court deems just.

Part 3: LEGAL BASIS

1. As the President, Chief Executive Officer, and a director of Mercer Gold, Jivraj owed to Mercer Gold a duty of loyalty and good faith and a duty to avoid all conflicts of duty and self-interest.

2. At all material times, Jivraj owed to Mercer Gold a duty of care. His duty arose in both contract and tort.

3. Following his resignation as President and his resignation from the Board of Directors, Jivraj continued to owe to Mercer Gold a duty of loyalty and good faith and a duty to avoid all conflicts between his duty and self-interest. This duty encompassed an obligation not to take any step to usurp a mature business opportunity of Mercer Gold.

4. By reason of his conduct, Jivraj has breached his fiduciary duty. His conduct also constitutes gross negligence and breach of contract.

5. In conceiving and carrying out the elements of the Plan, including:

   (a) utilizing funds raised by a public corporation to conduct an exploration program to prove the existence of the resource and to enhance the value of the Property on the public markets;

   (b) financially crippling Mercer Gold in order to trigger a default under the Option Agreement;

   (c) resigning from Mercer Gold with the intention of assisting Mercer BC in reacquiring an interest in the Property after its value had been enhanced using funds raised by Mercer Gold;

   (d) taking steps to trigger defaults through fraudulent and dishonest means, including encouraging consultants to "lose" payments and to engage in unethical conduct;

   (e) causing Mercer BC to issue a default notice to Mercer Gold which relies upon information confidential to Mercer Gold and alleged failures for which he was personally responsible while President of Mercer Gold;

   (f) converting the Website to the use of Mercer BC;

   (g) causing Mercer BC to issue a termination notice in order to assist Mercer BC to reacquire its interest in the Property;

(h) posting the Termination Notice on the Website;

(i) intercepting Mercer Gold's emails and responding to investors and supports with false and defamatory information,

Jivraj has interfered with Mercer Gold's economic and business interests through unlawful means, including fraud, deceit, conversion, slander of title, and defamation.

6. By his conduct, Jivraj has obtained the benefit of, and been unjustly enriched through, his receipt of benefits from Mercer BC and Mercer Gold, at a time when he was acting in a conflict of interest. Mercer Gold has suffered a corresponding deprivation, and there is no juristic reason for Jivraj's enrichment.

7. Mercer Gold seeks restitution and/or disgorgement of all benefits received by Jivraj. Without limiting the generality of the foregoing, Mercer Gold seeks an order requiring Jivraj to disgorge and transfer to Mercer Gold all of his shares and others interests in Mercer BC, on two grounds:

(a) he held his shares in Mercer BC at a time when he was required to divest himself of his interest in Mercer BC in order to avoid a conflict between his duty to Mercer Gold and his self-interest;

(b) the value of those shares and other interests reflect Jivraj's personal interest in the opportunity he has sought to usurp from Mercer Gold and transfer to Mercer BC, in breach of fiduciary duty;

8. Mercer Gold also seeks restitution of all benefits, including shares, cash payments, fees, and expenses, received by Jivraj while he acted as a director of Mercer Gold at a time when he was in a conflict of interest.

9. Mercer Gold seeks damages, including aggravated and punitive damages. Jivraj has behaved in a high-handed manner and displayed a serious disregard for the duties he owes to Mercer Gold.

10. By reason of the aforesaid, together with the Breaches, Breach of Fiduciary Duty, and the Misrepresentations referred to in the Response to Civil Claim, Mercer Gold has suffered loss, damage and expense.

Defendant's address for service: Nathanson, Schachter & Thompson LLP
900 Howe Street, Suite 750
Vancouver, BC V6Z 2M4

Fax number address for service (if any): 604.684.1598

E-mail address for service (if any): *jmacinnis@nst.bc.ca*

The address of the registry is: Vancouver Law Courts
800 Smithe Street
Vancouver, BC V6Z 2E1

Date: September 13, 2011

Signature of
☐ defendant ☒ lawyer for Defendant

James C. MacInnis

Rule 7-1(1) of the Supreme Court Civil Rules states:

(1) Unless all parties of record consent or the court otherwise orders, each party of record to an action must, within 35 days after the end of the pleading period,
   (a) prepare a list of documents in Form 22 that lists
      (i) all documents that are or have been in the party's possession or control and that could, if available, be used by any party at trial to prove or disprove a material fact, and
      (ii) all other documents to which the party intends to refer at trial, and
   (b) serve the list on all parties of record.